EXHIBIT NO. 99.(a) 3

MFS ACTIVE EXCHANGE TRADED FUNDS TRUST

CERTIFICATION OF AMENDMENT TO THE DECLARATION OF TRUST

ESTABLISHMENT AND DESIGNATION OF SERIES

Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated March 6, 2024, as amended (the “Declaration”), of MFS Active Exchange Traded Funds Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate a new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

1. The new series shall be designated MFS Active Mid Cap ETF.

2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

3. Shareholders of the series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the 1940 Act, as amended, or any successor rule, and by the Declaration.

4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

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IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of June 11, 2025, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

STEVEN E. BULLER Steven E. Buller c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	CLARENCE OTIS, JR. Clarence Otis, Jr. c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
JOHN A. CAROSELLI John A. Caroselli c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	MICHAEL W. ROBERGE Michael W. Roberge c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
MAUREEN R. GOLDFARB Maureen R. Goldfarb c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	MARYANNE L. ROEPKE Maryanne L. Roepke c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
PETER D. JONES Peter D. Jones c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	PAULA E. SMITH Paula E. Smith c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
JOHN P. KAVANAUGH John P. Kavanaugh c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	LAURIE J. THOMSEN Laurie J. Thomsen c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199
JAMES W. KILMAN, JR. James W. Kilman, Jr. c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199	DARRELL A. WILLIAMS Darrell A. Williams c/o MFS Investment Management 111 Huntington Avenue Boston, MA 02199